Exhibit 10.1

NOTE AND WARRANT

PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (the “Agreement”) is made as of September 18, 2012 (the “Effective Date”) by and among Augme Technologies, Inc., a Delaware corporation (the “Company”), and the purchasers executing a signature page attached hereto (individually, a “Purchaser” and collectively, the “Purchasers”). Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Notes (defined below).

RECITALS

WHEREAS, the Purchasers desires to purchase and the Company desire to sell the Notes and the Warrants (each as defined below) on the terms and conditions described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and each Purchaser, intending to be legally bound, hereby severally and not jointly agree as follows:

1.                                      AMOUNT AND TERMS OF THE NOTES.  Subject to the terms of this Agreement, at the Closing (as defined below) the Company agrees to issue and sell to each of the Purchasers, and each Purchaser agrees, severally and not jointly, to purchase from the Company, a promissory note in the form attached to this Agreement as Exhibit A (each, a “Note” and collectively, the “Notes”) in the principal amount set forth on each Purchaser’s signature page (each, a “Loan Amount”), in an aggregate principal amount not to exceed Five Million Dollars ($5,000,000).  The Notes shall become immediately due and payable on the earlier of (1) the one year anniversary date of the Issue Date set forth in the Notes (the “Maturity Date”); (2) the receipt by the Company of at least ten million ($10,000,000) in aggregate gross proceeds in connection with the sale of any debt or equity securities of the Company; or (3) such earlier date set forth in the Notes.

2.                                      Warrants.  In addition to the Notes, each Purchaser shall also receive a warrant (each a “Warrant” and collectively, the “Warrants”), exercisable for a term of five years from the issue date of the Warrant, in substantially the form attached hereto as Exhibit B, to purchase the number of shares of common stock (the “Common Stock”) of the Company (“Warrant Shares”) equal to twenty-five (25%) of such Purchaser’s Loan Amount, up to an aggregate of 1,250,000 shares of Common Stock, at an exercise price of $     per share (“Exercise Price”). The Notes, Warrants and the securities underlying the Warrants may hereinafter, collectively, be referred to as the “Securities”).

3.                                      COLLATERAL.  Pursuant to the Security Agreement in the form attached hereto as Exhibit C (the “Security Agreement”), the Company shall grant to the Purchasers a continuing security interest in all Collateral (as defined in the Security Agreement) to secure all obligations and performance of each of the Company’s duties under the Notes and any related documentation.

4.                                      USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Notes and Warrants for promoting the Company’s growth in existing and new markets and other general corporate purposes, including working capital and the payment of fees and expenses resulting from litigation and the repayment of various Company and subsidiary obligations.

5.                                      THE CLOSING(S)

5.1                               Closing Date.  The initial closing of the sale and purchase of the Notes and Warrant (the “Initial Closing”) shall be held on the Effective Date, or at such other time as the Company and the initial Note Purchaser agree.

5.2                               Subsequent Closing(s). The Company may, at its discretion, allow one or more subsequent closings of the purchase and sale of the Notes (each a “Subsequent Closing” and together with the Initial Closing and each other Subsequent Closing, each, a “Closing”).  Upon their execution and delivery of this Agreement and such other counterpart signature pages as contemplated by Section 5.3 below, such parties shall be deemed to be “Purchasers” for all purposes under this Agreement.

5.3                               Delivery.  At each Closing, (i) each Purchaser will deliver to the Company a check or wire transfer funds in the amount of such Purchaser’s Loan Amount; and (ii) the Company will issue and deliver to each Purchaser (a) a Note in favor of such Purchaser payable in the principal amount of such Purchaser’s Loan Amount, (b) a corresponding Warrant, and (c) a fully executed copy of the Security Agreement.

6.                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to each Purchaser in a Closing, as of the date of such Closing, as follows:

6.1                               Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

6.2                               CorporatePower.  The Company has all requisite corporate power to execute anddeliver this Agreement, the Notes, the Warrants, the Security Agreement and any other related documentation (collectively, the “Loan Documents”) and to carry out and perform its obligations under the Loan Documents, including, but not limited to, its obligations to issue the Securities.

6.3                               Authorization.  All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of the Loan Documents by the Company and the performance of the Company’s obligations thereunder, including the issuance of the Securities, has been properly taken.  The Loan Documents, when executed and delivered by the Company, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

6.4                               Filings.  The Annual Report and all documents filed with the Securities and Exchange Commission (the “Commission”) subsequent to the filing of the Annual Report (the “SEC Filings”) complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the “Act”) and the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) as applicable, and the rules and regulations of the Commission thereunder.  None of the SEC Filings, when such documents became effective or were so filed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

6.5                               Title to Property.  Other than as disclosed in the Company’s SEC Filings, the Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge (“Lien”), other than (i) Liens for current taxes not yet due and payable, (ii) Liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) Liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, (iv) Liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a material adverse effect, and which have not arisen otherwise than in the ordinary course of business, (v) Liens in respect of purchase money indebtedness incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, provided that such Liens are not secured by assets of Company other than the assets so acquired or leased, and (vi) Liens granted under the Security Agreement (collectively, “Permitted Liens”). With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects.

6.6                               Litigation.  Except as disclosed in the Company’s SEC Filings, there are no actions, suits, proceedings or investigations pending against the Company or its properties (nor has the Company received notice of any threat thereof) before any court or governmental agency that, either individually or in the aggregate, if determined adversely to the Company, would or could reasonably be expected to have a material adverse effecton the Company. Except as disclosed in the Company’s SEC Filings, the Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no action, suit or proceeding initiated by the Company currently pending or which the Company currently intends to initiate.

6.7                               Changes.  Since May 31, 2012 there has not been a material adverse change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Company’sfinancial statements filed in connection with the Company’s SEC Filings, except changes in the ordinary course of business.

6.8                               Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other third party in connection with the execution, delivery and performance by the Company of the Loan Documents, other than the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws.

6.9                               Compliance with Laws.  The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, the violation of which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.

6.10                        Compliance with Other Instruments.  The Company is not in violation or default of any term of its certificate of incorporation, or bylaws, or, except as disclosed in an SEC Filing, of any provision of any mortgage, indenture, contract, agreement or instrument to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a material adverse effect on the Company. The execution, delivery and performance of the Loan Documents, and the consummation of the transactions contemplated thereby will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any Lien (except as contemplated herein), charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.  Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated by the Loan Agreements without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

6.11                        Offering.  Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 7 hereof, the offer, issue, and sale of the Securities are and will be exempt from the registration and prospectus delivery requirements of the Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

6.12                        Tax Matters.  The Company has filed all federal, state and local income and franchise tax returns required to be filed and has paid all taxes shown by such returns to be due, and no tax deficiency has been determined adversely to the Company which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, could reasonably be expected to have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations, or prospects of the Company.

6.13                        Disclosure.  All disclosures furnished by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

6.14                        ERISA. The Company has made all required contributions and has no liability to any employee benefit plans maintained, established or sponsored by the Company, or in or to which the Company participates or contributes, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA,  and has complied with all applicable laws for any such employee benefit plan.

6.15                        No Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

7.                                      REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

7.1                               Purchase for Own Account.  Each Purchaser represents that it is acquiring the Securities solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention. Purchaser understands and acknowledges that none of the Securities are registered under the Act or any state securities laws.  The Purchaser understands that the offering and sale of the Securities is intended to be exempt from registration under the Act, by virtue of Rule 506 of Regulation D as promulgated by the Commission thereunder, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Agreement and neither the Commission nor any state securities commission or other regulatory authority has approved the Securities or passed upon or endorsed the merits of the offering of the Securities;

7.2                               Information and Sophistication.  Each Purchaser hereby: (i) acknowledges that it has received and carefully reviewed all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities, including the SEC Filings, (ii) represents that it or its representatives and advisors have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser, (iii) represents that the Purchaser is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, including, without limitation, either BNS Securities, LLC or Northland Securities,

Inc., except for representations contained in this Agreement and statements expressly authorized by the Company to be made by BNS Securities, LLC or Northland Securities, Inc. to the Purchaser under an obligation of confidentiality on the part of Purchaser, and (iv) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

7.3                               Ability to Bear Economic Risk.  Each Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

7.4                               Accredited Investor Status.  Each Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

7.5                               General Solicitation.  The Purchase is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

7.6                               Broker’s Fees. The Company shall not be obligated to pay any commission, brokerage fee, or finder’s fee based on any alleged agreement or understanding between the Purchaser and a third person in respect of the transactions contemplated hereby.  The Purchaser hereby agrees to indemnify the Company against any claim by any third person for any commission, brokerage fee, finder’s fee, or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the Purchaser and any such third person, whether express or implied from the actions of the Purchaser or anyone acting or purporting to act on behalf of the Purchaser. The Purchaser understands that the Company is obligated to pay or reimburse its placement agent those certain commissions, fees and expenses as provided in that certain engagement agreement, dated March 7, 2012, among the Company, Berkery Noyes Securities, LLC and Northland Securities, Inc., including but not limited to, a commission of 2% of the gross proceeds received by the Company pursuant to the sale of the Notes and Warrants hereunder.

8.                                      FURTHER AGREEMENTS

8.1                               Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold the Purchasers, and each of their directors, managers, officers, shareholders, members, employees, investment advisors, brokers and agents, as the case may be, harmless to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, to the extent arising out of or relating toany breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Loan Documentsprovided that the Company’s liability under this Section 8.1 shall in no event exceed the Loan Amount. The Company shall notify the Purchasers promptly of the institution, threat or assertion of any action, claim, suit, investigation or proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

9.                                      MISCELLANEOUS

9.1                               Binding Agreement.  The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2                               Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE COMPANY AND EACH PURCHASER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN MANHATTAN IN THE STATE OF NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE PURCHASERS, ON THE ONE HAND, AND COMPANY, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT.

9.3                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

9.4                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.5                               Further Actions. The Company will execute and deliver such other agreements, conveyances, and other documents, and take such other action, as may be reasonably requested by the Purchasers in order to give effect to the transactions contemplated by this Agreement and the other Loan Documents.

9.6                               Notices.  All notices required or permitted hereunder will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications will be sent to the Company at 350 7th Avenue, 2nd Floor, New York, New York, Attn: Paul Arena and to Purchaser at the address(es) set forth on each Purchaser’s signature page or at such other address(es) as the Company or

Purchaser may designate by ten (10) days advance written notice to the other parties to this Agreement.

9.7                               Modification; Waiver.  No modification or waiver of any provision of this Agreement or consent to departure therefrom will be effective unless in writing and approved by (i) the Company and (ii) the Purchasers holding Notes representing at least fifty one percent (51%) of the outstanding aggregate Loan Amounts (a “Majority in Interest”).  Any provision of the Notes may be amended or waived by the written consent of the Company and a Majority in Interest.  Notwithstanding the foregoing, the written consent of Purchaser shall be required to reduce the principal amount of a Note held by Purchaser, or reduce the rate of interest of the Note held by Purchaser.

9.8                               Expenses. The Company and each Purchaser will each bear its respective expenses and legal fees incurred with respect to the Loan Documents and the transactions contemplated thereby. If any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated under the Loan Documents, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit, or other proceeding, including any and all appeals or petitions from such action, suit or other proceeding.

9.9                               Delays or Omissions.  The parties agree that no delay or omission to exercise any right, power or remedy accruing to each Purchaser, upon any breach or default of the Company under this Agreement will impair any such right, power or remedy, nor will it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character by any Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and will be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchasers, will be cumulative and not alternative.

9.10                        Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

9.11                        Entire Agreement.  This Agreement, the exhibits to this Agreement and the other Loan Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party will be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth in this Agreement.

8.12                        Reliance on Counsel and Advisors.EachPurchaser acknowledges that counsel to a particular Purchaser represents only that Purchaser and shall not be deemed to be counsel to any other Purchaser in this transaction. Each Purchaser acknowledges that he, she or it has had the opportunity to review this Agreement, including all attachments hereto, and the transactions contemplated by this Agreement with his or her own legal counsel, tax advisors and other advisors. Each Purchaser is relying solely on his or her own counsel and advisors and not on any statements or representations of any other Purchaser or such other Purchaser’s counsel or advisorsfor legal or other advice with respect to this investment or the transactions contemplated by this Agreement.

8.13.                     No Commitment for Additional Investment.  The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Notes as set forth herein and subject to the conditions set forth in herein.  In addition, the Company acknowledges and agrees that, except as set forth in this Agreement, (a) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (b) the Company shall not rely on any such statement by any Purchaser or its representatives and (c) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement.  Each Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

8.14.                     Signatures. It is hereby agreed that the execution by the Purchaser of this Agreement, in the place set forth herein, will constitute the agreement by the Purchaser to be bound by the terms of the Warrant.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this NOTE AND WARRANT PURCHASE AGREEMENT as of the date first written above.

COMPANY:

AUGME TECHNOLOGIES, INC.

By:	/s/ Robert F. Hussey
	Name:	Robert F. Hussey
	Title:	Chief Executive Officer

NOTE AND WARRANT PURCHASE AGREEMENT

PURCHASER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this NOTE AND WARRANT PURCHASE AGREEMENT as of the date first written above.

PURCHASER:

/s/ Jay Joliat
JAY JOLIAT

Dated as of:  September 18, 2012

Loan Amount: $250,000

Address for Notice:

SCHEDULES AND EXHIBITS

Exhibit A:  Form of Promissory Note

Exhibit B:  Form of Warrant

Exhibit C:  Form of Security Agreement

EXHIBIT A

FORM OF PROMISSORY NOTE

(see attached)

EXHIBIT B

FORM OF WARRANT

(see attached)

EXHIBIT C

FORM OF SECURITY AGREEMENT

(see attached)

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